Exhibit 4.1

LendingClub Corporation

and

American Stock Transfer & Trust Company, LLC

as Rights Agent

TEMPORARY BANK CHARTER PROTECTION AGREEMENT

Dated as of February 18, 2020

TABLE OF CONTENTS

(continued)

		Page

Section 28.	Successors	46

Section 29.	Determinations and Actions by the Board of Directors, etc.	46

Section 30.	Benefits of this Agreement	46

Section 31.	Severability	46

Section 32.	Governing Law; Jurisdiction	47

Section 33.	Counterparts	47

Section 34.	Force Majeure	47

Section 35.	Process to Seek Exemption	47

Section 36.	Descriptive Headings; Interpretation	48

Exhibit A.	Forms of Rights Certificates	A-1, A-2

Exhibit B.	Form of Summary of Rights	B

Exhibit C	Certificate of Designations	C

TEMPORARY BANK CHARTER PROTECTION AGREEMENT

TEMPORARY BANK CHARTER PROTECTION AGREEMENT, dated as of February 18, 2020 (the “Agreement”), between LendingClub Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

WHEREAS, effective February 18, 2020 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board of Directors”) (i) authorized and declared a dividend of (x) one right (a “Common Right”) for each share of Common Stock, par value $0.01 per share, of the Company (the “Company Common Stock”) and (y) one right (a “Preferred A Right” and, together with the Common Rights, the “Rights”) for each share of Company Series A Preferred Stock, in each case outstanding at the Close of Business on March 19, 2020 (the “Record Date”), and (ii) authorized the issuance of one Common Right or one Preferred A Right (as such number may hereinafter be adjusted pursuant hereto) for each share of Company Common Stock or Company Series A Preferred Stock, respectively, issued between the Record Date and the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights may be issued with respect to shares of Company Common Stock and Company Series A Preferred Stock issued after the Distribution Date but before the Expiration Date in accordance with Section 22 hereof;

WHEREAS, each Common Right initially represents the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one Unit of Company Series B Preferred Stock; and

WHEREAS, each Preferred A Right initially represents the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one share of Company Series A Preferred Stock;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which (other than as a result of a Qualified Offer or an Exempt Transaction), acting directly or indirectly or through or in concert with one or more Persons, acquires Control of securities representing:

(x) either (1) from and after the first public announcement by the Company of the closing of the Exchange pursuant to (and as defined in) the Exchange Agreement (the “Exchange”), 10% or more, or (2) until such announcement, 7.5% or more, of any class of Voting Securities of the Company, provided, however, the percentage specified in this clause (x) shall be more than 15% of any class of Voting Securities of the Company (instead of 10% or 7.5% or more of any class of Voting Securities) with respect to the acquisition and retention of Control of securities of the Company by the Company’s existing shareholder, the “Vanguard Parties,” as defined in that certain letter issued by the Board of Governors dated November 26, 2019 available at (https://www.federalreserve.gov/supervisionreg/legalinterpretations/bhcchangeincontrol20191126a.pdf), unless the Board of Directors determines that the Vanguard Parties have failed to adhere in any material respect with the conditions and commitments set forth in such letter; or

(y) 25% or more of the total equity of the Company;

Notwithstanding the foregoing:

(i) an “Acquiring Person” shall not include:

(A) the Company;

(B) any Subsidiary of the Company;

(C) any employee benefit plan maintained by the Company or any of its Subsidiaries;

(D) any trustee or fiduciary with respect to such employee benefit plan acting in such capacity or a trustee or fiduciary holding shares of Company Common Stock for the purpose of funding any such plan;

(E) any Person if:

(1) the Board of Directors determines that such Person who would otherwise be an Acquiring Person became such inadvertently (including because such Person was unaware that it would be an Acquiring Person); and

(2) such Person as promptly as reasonably practicable (as determined by the Board of Directors) divested or divests itself of Control of a sufficient number of securities so that such Person would no longer be an “Acquiring Person;”

(F) any Person who (but for the operation of this subclause (F)) would be an Acquiring Person as of the first public announcement of the declaration of the Rights dividend, unless such Person shall, after the time of such public announcement of the declaration of the Rights dividend, increase the securities under its Control (other than pursuant to the grant or exercise of an option under the Company stock option plan or a dividend or distribution made by the Company or as a result of a split or subdivision of or acquisition of securities by the Company) so that such Person (other than as a result of a Qualified Offer or an Exempt Transaction), acting directly or indirectly or through or in concert with one or more Persons, Controls securities representing an amount equal to or greater than the greater of (x) either (i) (1) from and after the first public announcement by the Company of the closing of the Exchange, 10%, or (2) until such announcement, 7.5% (or, at any time, in the case of the Vanguard Parties, subject to the provisos in clause (a)(x) above, more than 15%), of any class of Voting Securities of the Company, or (ii) 25% or more of the total equity of the Company, and (y) the lowest Controlling interest of such Person as a percentage of Voting Shares or other securities of the Company as of any time from and after the time of the first public announcement of the declaration of the Rights dividend; or

(G) Shanda Asset Management Holdings Ltd (“Shanda”) and its Associates and Affiliates, provided, that Shanda shall not have violated in any manner deemed by the Board of Directors to be material any of Sections 3.2, 3.5 and 3.6 of the Share Exchange Agreement, dated as of February 18, 2020 by and among the Company and Shanda (the “Exchange Agreement”), and that Mr. Tianqiao Chen shall not have violated in any manner deemed by the Board of Directors to be material the agreements set forth in the letter to the Company from Mr. Tianqiao Chen dated February 18, 2020; and

(ii) no Person shall be deemed an Acquiring Person as a result of the acquisition of shares of Company Stock by the Company (including pursuant to the Exchange) which, by reducing the amount of Company Stock outstanding, increases the proportional amount of Voting Securities or total equity of the Company Controlled by such Person; provided, however, that if (x) a Person would become an Acquiring Person (but for the operation of this subclause (ii)) as a result of the acquisition of Company Stock by the Company (including pursuant to the Exchange) and (y) after such share acquisition by the Company, such Person (other than as a result of a Qualified Offer or an Exempt Transaction), acting directly or indirectly or through or in concert with one or more Persons, comes to have Control over any additional securities representing Control over any Company Stock (other than pursuant to the grant or exercise of an option under a Company stock option plan or pursuant to a dividend or distribution paid or made by the Company or pursuant to a split or subdivision of the Company securities), then such Person shall be deemed an Acquiring Person unless, upon having Control over such Company Stock, such Person Controls less than both (x) (1) from and after the first public announcement by the Company of the closing of the Exchange, 10%, or (2) until such announcement, 7.5% (or, at any time, in the case of the Vanguard Parties, subject to the provisos in clause (a)(x) above, 15%), of any class of Voting Securities of the Company and (y) 25% of the total equity of the Company.

Any determinations under the definition of Acquiring Person shall be made by the Board of Directors and in a manner consistent with the provisions of Regulation Y and the published interpretations of the Board of Governors and the published rulings and opinions of the staff of the Board of Governors thereunder.

For purposes of this Agreement, the following definitions shall apply:

“Board of Governors” shall mean the Board of Governors of the Federal Reserve System.

“Control” and its correlative terms means the ownership or control of, or power to vote, a security for purposes of the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or control within the meaning of Section 225.2(e)(2) and Section 225.9 of Regulation Y.

“Regulation Y” shall mean Regulation Y of the Board of Governors as if the amendments that will be in effect from and after April 1, 2020 were effective as of the date of this Agreement.

“Voting Securities” shall have the meaning set forth in Section 225.2(q)(1) of Regulation Y.

Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an Acquiring Person has become so as a result of its actions in the ordinary course of its business that the Board of Directors determines were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

Each Person identified in subclauses (A), (B), (C) and (D) of this Section 1(a) is individually an “Exempt Person” and collectively “Exempt Persons.”

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date hereof.

(c) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to have “Beneficial Ownership” of and to “beneficially own,” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Regulations”) as in effect on the date hereof, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own,” any securities under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such securities if such agreement, arrangement or understanding (A) arises solely from (1) a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations or (2) a customary agreement with and between underwriters and selling group members with respect to a bona fide public offering of securities, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with whom or which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this paragraph (c) and also except for customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or disposing of such securities;

(iii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions (whether or not within the control of such Person), compliance with regulatory requirements, or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own,” any securities under this subparagraph (iii) as a result of customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities; and

(iv) which are beneficially owned, directly or indirectly, by a Counterparty (or any such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of shares of Company Stock that a Person is deemed to beneficially own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Shares with respect to such Derivatives Contract; provided further that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;

provided, however, that under this paragraph (c) a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” any securities:

(A) tendered pursuant to a tender or exchange offer made in accordance with Exchange Act Regulations by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange,

(B) that may be issued upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or

(C) that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(c) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; and further provided, however, that:

(x) no decision reached, or action taken, by the Board of Directors or any committee thereof shall cause any Person (or any Affiliate or Associate of such Person) who is a member of the Board of Directors or such committee to be deemed, for the purposes of this Agreement, to be a Beneficial Owner of any securities beneficially owned by any other Person (or any Affiliate or Associate of such Person) who is a member of the Board of Directors or any committee thereof solely by reason of such membership of the Board of Directors or any committee thereof or participation in the decisions or actions thereof on the part of either or both of such Persons, and

(y) no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own” any securities that are “beneficially owned” (as defined in this paragraph (c)), including in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean (1) the number of such securities then issued and outstanding together with (2) the number of such securities not then issued and outstanding which are issuable by the Company and which such Person would be deemed to Beneficially Own hereunder.

(d) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

(e) “Close of Business” on any given date shall mean 5:00 P.M., California time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., California time, on the next succeeding Business Day.

(f) “Common Stock” of any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or, if such Person shall have no capital stock, the equity securities or other equity interest having power to control or direct the management of such Person.

(g) “Company” has the meaning given it in the first paragraph of this Agreement, and also means a Principal Party to the extent provided in Section 13(a).

(h) “Company Series A Preferred Stock” shall mean the Mandatorily Convertible Non-Voting Preferred Stock, Series A, par value $0.01 per share, of the Company, having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions described in the Certificate of Designations therefor, as amended from time to time.

(i) “Company Series B Preferred Stock” shall mean a series of preferred stock of the Company, par value $0.01 per share, having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions described in the Series B Certificate of Designations set forth as Exhibit C hereto and as amended from time to time.

(j) “Company Stock” shall mean any equity, voting or non-voting, interest in the Company, including Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock.

(k) “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Company Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Shares”), regardless of whether (i) obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Company Stock or other property or (ii) such contract conveys any voting rights in shares of Company Stock, without regard to any short or similar position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

(l) “Exempt Transaction” means any transaction that the Company has declared exempt, pursuant to Section 35 hereof or otherwise.

(m) “Person” shall mean any individual, bank, partnership, firm, limited liability company, corporation, association, joint venture, pool, trust, sole proprietorship, unincorporated organization or any other form of entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act as in effect on the date hereof.

(n) “Preferred Stock” shall mean Company Series A Preferred Stock and/or Company Series B Preferred Stock.

(o) “Qualified Offer” shall mean an offer having all of the following characteristics:

(i) a tender or exchange offer for all outstanding shares of Company Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors who are not officers, employees or (other than members of the Board of Directors to the extent deemed to be Affiliates solely as a result of their status as such) Affiliates of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person (such members of the Board of Directors, the “Independent Directors”), after receiving advice from one or more investment banking firms and taking into account all factors which such members of the Board of Directors deem relevant, to be fair to stockholders and not inadequate and otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made);

(ii) such offer is conditioned on a minimum number of the shares of Company Common Stock being tendered and not withdrawn as of the expiration date as would provide the bidder, upon consummation of the offer, with beneficial ownership of at least a majority of the outstanding shares of Company Common Stock; and

(iii) in connection with which the Company and its stockholders have received an irrevocable and legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all Company Common Stock not purchased in the offer will be acquired for the same per-share consideration actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any.

(p) “Relevant Transaction” shall mean the acquisition by the Company of Radius Bancorp, Inc.

(q) “Stock Acquisition Date” shall mean the first date of public announcement (including the filing of any report, or any amendment to any report, pursuant to Section 13(d) of the Exchange Act (or any comparable or successor report)) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, that if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Stock Acquisition Date shall be deemed to have occurred.

(r) “Subsidiary” shall mean, with reference to any Person, any other Person of which an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is beneficially owned, directly or indirectly, by such Person, or any other Person otherwise controlled by such first-mentioned Person.

(s) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

In addition, the following terms are defined in the Sections indicated below:

Defined Term	Section Number
Adjustment Shares	11(a)(ii)
Agreement	Preamble
Board of Directors	Whereas clause
Common Right Purchase Price	7(b)
common stock equivalents	11(a)(iii)
Company	Preamble
Company Common Stock	Whereas clause
current market price	11(d)
Current Value	11(a)(iii)
Distribution Date	3(a)

Defined Term	Section Number
Equivalent Preferred Stock	11(b)
Exchange	1(a)
Exchange Act	1(b)
Exchange Act Regulations Exchange Agreement	1(c) 1(a)
Exchange Ratio	24(a)
Exchange Securities	24(a)
Exempt Person	1(a)
Expiration Date	7(a)
Final Expiration Date	7(a)
Independent Directors	1(o)
Nasdaq	11(d)(i)
Original Rights	1(c)
Principal Party	13(b)
Purchase Price	7(b)
Record Date	Whereas clause
Redemption Price	23(a)
Registered Common Stock	13(b)(ii)
Registration Date	9(c)
Registration Statement	9(c)
Right	Whereas clause
Rights Agent	Preamble
Rights Certificates	3(a)
Rights Dividend Declaration Date	Whereas clause
Section 11(a)(ii) Event	11(a)(ii)
Section 11(a)(iii) Trigger Date	11(a)(iii)
Section 13 Event	13(a)
Securities Act	9(c)
Series A Right Purchase Price	7(b)
Spread	11(a)(iii)
Substitution Period	11(a)(iii)
Summary of Rights	3(b)
Trading Day	11(d)(i)
Trust	24(a)
Trust Agreement	24(a)
Unit	7(b)

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights agent.

Section 3. Issuance of Rights Certificates.

(a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the

Board of Directors) after the date that a tender or exchange offer (other than a Qualified Offer or an Exempt Transaction) by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be an Acquiring Person (including, in the case of both clause (i) and (ii), any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of (i) and (ii) above being the “Distribution Date”):

(x) the Rights will be evidenced (subject to the provisions of paragraphs (c) and (e) of this Section 3) by the certificates for shares of Company Common Stock or Company Series A Preferred Stock registered in the names of the holders thereof as of and subsequent to the Record Date (which certificates for shares of Company Common Stock or Company Series A Preferred Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and

(y) the Rights will be transferable only in connection with the transfer of the underlying shares of Company Common Stock or Company Series A Preferred Stock, including a transfer to the Company;

provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of shares of Company Common Stock or Company Series A Preferred Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A-1 or A-2 hereto (the “Rights Certificates”), evidencing one Right for each share of Company Common Stock or Company Series A Preferred Stock, as the case may be, so held, subject to adjustment as provided herein.

In the event that an adjustment in the number of Rights per share of Company Common Stock or share of Company Series A Preferred Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b) From and after the Record Date, the Company will, as promptly as practicable after request therefor, make available a copy of the Summary of Rights to Purchase Preferred Stock attached hereto as Exhibit B (the “Summary of Rights”) to any holder of Rights who may request it prior to the Final Expiration Date.

(c) Rights shall, without any further action, but subject to Section 6(b) hereof, be issued in respect of all shares of Company Common Stock or Company Series A Preferred Stock which are issued (including any shares of Company Common Stock held in treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, including with respect to any shares of Company Series A Preferred Stock that are issued after the Record Date (including, if the Exchange is consummated after the Record Date, any such shares issued in the Exchange) and any shares of Company Common Stock issued upon the conversion of any shares of Company Series A Preferred Stock pursuant to the Certificate of Designations for the Company Series A Preferred Stock. In addition, Rights may, or shall, be issued with respect to all shares of Company Common Stock or Company Series A Preferred Stock described in the second sentence of Section 22 hereof, subject to the provisions thereof. Certificates representing such shares of Company Common Stock or Company Series A Preferred Stock issued after the Record Date shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Temporary Bank Charter Protection Agreement between LendingClub Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) dated as of February 18, 2020, as amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Rights Agent. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

With respect to certificates for Company Common Stock or Company Series A Preferred Stock outstanding as of the Record Date or issued subsequent to the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, until the Distribution Date the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or, if earlier, the Expiration Date) or, in the case of Company Series A Preferred, the Expiration Date, the surrender for transfer of any such certificate for Company Common Stock or Company Series A Preferred Stock shall also constitute the transfer of the Rights associated with the shares of Company Common Stock or Company Series A Preferred Stock represented thereby.

(d) Subject to Section 6(b) hereof, in the event that the Company purchases or acquires any shares of Company Common Stock or Company Series A Preferred Stock after the Record Date but prior to the Distribution Date or, in the case of Company Series A Preferred, the Expiration Date (including in the Exchange), any Rights associated with such shares of Company Common Stock or Company Series A Preferred Stock shall be deemed canceled and returned so that the Company shall not be entitled to exercise any Rights associated with the shares of Company Common Stock or Company Series A Preferred Stock that are no longer outstanding.

(e) Notwithstanding anything to the contrary contained herein, shares of Company Stock and Rights (and any securities issuable on their exercise) may be issued and transferred by book-entry and not represented by physical certificates. Where shares of Company Stock or Rights (and any securities issuable on their exercise) are held in uncertificated form, they shall be held subject to the terms and conditions of this Agreement applicable to certificated shares or Rights, and the Company and the Rights Agent shall cooperate in all respects to give effect to the intent of the provisions contained herein.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment and the certificates to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A-1 and Exhibit A-2 hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or in the case of Rights issued with respect to Company Common Stock or Company Series A Preferred Stock after the Record Date, as of the date of issuance of such Company Common Stock or Company Series A Preferred Stock) and on their face shall entitle the holders thereof to purchase such number of Units or shares of Preferred Stock as shall be set forth therein at the price set forth therein, provided, however, that the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate that represents Rights which are null and void pursuant to Section 7(e) of this Agreement and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Agreement). Accordingly, this Rights Certificate and the Rights represented hereby are null and void.

The provisions of Section 7(e) hereof shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

Section 5. Countersignature and Registration.

(a) Any Rights Certificates shall be executed on behalf of the Company by its Chairman, its Chief Executive Officer, its President or one of its Vice Presidents and shall be attested by its Secretary, Treasurer or one of its Assistant Secretaries and shall have affixed thereto the Company’s seal (if any) or a facsimile or other recorded electronic form thereof. The signature of any of these officers on the Rights Certificates may be manual, facsimile or other recorded electronic form. Rights Certificates bearing the manual or facsimile signatures or signatures in other recorded electronic form of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature of such Rights Certificates or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual or facsimile signature or by signature in other recorded electronic form of an authorized signatory, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Sections 4, 6(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units or shares of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder, in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to the provisions of Section 4, Section 7(e), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b) Notwithstanding anything to the contrary herein: no Preferred A Right shall be transferred or assigned, directly or indirectly, in whole or in part, other than with the transfer of (and to the same transferee as) the Company Series A Preferred Stock in connection with which such Right was issued and, if a share of Company Series A Preferred Stock is, pursuant to the Certificate of Designations of the Company Series A Preferred Stock, converted into a share or shares of Company Common Stock, the Preferred A Right accompanying or otherwise issued in connection with such share of Company Series A Preferred Stock shall be converted automatically into a Common Right or Common Rights with respect to the shares of Company Common Stock issued upon such conversion (and other than pursuant to such conversion of Preferred A Rights, no Common Right shall be issued in connection with the issuance of Company Common Stock in connection with such conversion of Company Series A Preferred Stock). Purported transfers or assignments not in compliance with the foregoing shall be void.

(c) Subject to Section 7(e) hereof, if a Rights Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office designated by the Rights Agent for such purposes, together with payment of the Purchase Price for each Unit or share of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on the eighteen month anniversary of the date hereof (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the rights expire as provided in Section 13(f) hereof, (iv) the time at which the Rights are exchanged as provided in Section 24 hereof, and (v) the time of the consummation by the Company of the Relevant Transaction (the earlier of (i), (ii), (iii), (iv) and (v) being the “Expiration Date”), at which time the Rights are deemed terminated.

(b) The purchase price:

(i) for each one one-thousandth of a share (each such one one-thousandth of a share being a “Unit”) of Company Series B Preferred Stock upon exercise of Common Rights shall be $48.00, subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof (such purchase price, as so adjusted, being the “Common Right Purchase Price”), and shall be payable in lawful money of the United States of America in accordance with paragraph (d) below.

(ii) The purchase price for each share of Company Series A Preferred Stock upon exercise of Preferred A Rights shall be $4,800.00, subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof (such purchase price, as so adjusted, being the “Series A Right Purchase Price” and, together with the Series B Purchase Price, the “Purchase Price”), and shall be payable in lawful money of the United States of America in accordance with paragraph (d) below.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the applicable Purchase Price for the Units or shares of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable transfer tax or evidence satisfactory to the Company of payment of such tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly:

(i) (A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent for the Preferred Stock) a certificate or certificates for the number of Units or shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or, in the case of uncertificated securities, inform the transfer agent of the number of securities to be purchased, which number shall be registered in the book entry account system of the transfer agent for the securities registered in the names of the holders thereof, or (B) if the Company shall have elected to deposit the total number of Units or shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of Units or shares of Preferred Stock as are to be purchased (in which case certificates for the Units or shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request,

(ii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder,

(iii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, and

(iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.

In the event that the Company is obligated to issue Company Common Stock or other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such Company Common Stock, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The payment of the applicable Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified or bank check or money order payable to the order of the Company.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of any Section 11(a)(ii) Event, any Rights beneficially owned or Controlled by:

(i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person,

(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or

(iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer which the Board of Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights or any other Person as a result of the Company’s failure to make or delay in making any determinations with respect to an Acquiring Person or its Affiliates or Associates or any transferee or any of them hereunder.

(f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise by such registered holder unless such registered holder shall have (i) completed and executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, (ii) not indicated an affirmative response to clause 1 or 2 thereof, and (iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Stock.

(a) The Company shall, at all times prior to the occurrence of a Section 11(a)(ii) Event, cause to be reserved and kept available, out of its authorized and unissued shares of Preferred Stock or its authorized and issued shares of Preferred Stock held in its treasury, and, after the occurrence of a Section 11(a)(ii) Event, to the extent reasonably practical, cause to be reserved and kept available, out of its authorized but unissued shares of Preferred Stock, Company Common Stock and/or other securities or its authorized and issued shares held in its treasury, the number of shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, Company Common Stock and/or other securities) that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved to the extent reasonably practicable.

(b) If the shares of Series B Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, Company Common Stock and/or other securities) to be issued and delivered upon the exercise of the Rights (other than Series A Preferred Stock) may be listed on any national securities exchange or automated quotation system, the Company shall use its best efforts to cause, from and after the time that the Rights become exercisable, all securities reserved for such issuance to be listed on such exchange or quotation system upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts:

(i) as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event and a determination by the Company of the consideration to be delivered by the Company upon exercise of the Rights (including in accordance with Section 11(a)(iii) hereof) or, if so required by law, as soon as practicable following the Distribution Date (such date being the “Registration Date”), to file a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities that may be acquired upon exercise of the Rights (other than shares of Series A Preferred Stock) (the “Registration Statement”),

(ii) to cause the Registration Statement to become effective as soon as practicable after such filing,

(iii) to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement, and (B) the Expiration Date, and

(iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or “blue sky” laws.

The Company may temporarily suspend, for a period of time not to exceed one hundred twenty (120) days after the Registration Date, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

(d) The Company shall take all such action as may be necessary to ensure that all Units or shares of Preferred Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the applicable Purchase Price), duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company shall pay any documentary, stamp or other tax or charge imposed in connection with the issuance or delivery of the Rights Certificates or of any Preferred Stock (or any other securities or assets, as the case may be) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or charge imposed in connection with the issuance or delivery of Units or shares of Preferred Stock, or any certificates or depositary receipts for such Units or shares of Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts for Units or shares of Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10. Preferred Stock Record Date. Each Person in whose name any certificate or depositary receipt for Units or shares of Preferred Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units or shares of Preferred Stock (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the applicable Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or other securities, as the case may be)

transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open; further provided, however, that if delivery of the Units or shares of Preferred Stock (or other securities, as the case may be) is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such Units or shares of Preferred Stock (or other securities) only when such Units or shares (or other securities) first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of securities purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement, with respect to either series of Preferred Stock, (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided for herein, including this Section 11(a) and Section 7(e) hereof, then the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other capital stock, as the case may be, issuable on such date upon exercise of the applicable Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or other capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were still open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, other than pursuant to any transaction set forth in Section 13(a) or 13(f) hereof, then, immediately upon the occurrence of such event (a “Section 11(a)(ii) Event”):

(1) each holder of a Preferred A Right (except as otherwise provided herein, including Section 7(e) hereof) shall thereafter have the right to receive, upon exercise of such Preferred A Right at the then-current and applicable Series A Right Purchase Price in accordance with the terms of this Agreement, in lieu of the number of shares of Company Series A Preferred Stock for which such Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (whether or not such Right was then exercisable), such number of shares of Company Series A Preferred Stock as shall equal the result obtained by:

(A) multiplying the then-current Series A Right Purchase Price by the number of shares of Company Series A Preferred Stock for which a Preferred A Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (whether or not such Preferred A Right was then exercisable) (such product thereafter being, for all purposes of this Agreement, other than Section 13 hereof, the “Series A Right Purchase Price”), and

(B) dividing that product by one-half of the current market price (determined pursuant to Section 11(d) hereof) per share of Company Series A Preferred Stock on the date of such first occurrence

(such shares of Company Series A Preferred Stock being the “Company Series A Preferred Stock Adjustment Shares”); provided, however, that the Company Series A Right Purchase Price and the number of shares of Company Series A Preferred Stock so receivable upon exercise of a Preferred A Right shall, following the Section 11(a)(ii) Event, be subject to further adjustment as appropriate in accordance with this Section 11. From and after the occurrence of a Section 13 Event, any Preferred A Rights that have not theretofore been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in connection with Section 13 and not pursuant to this Section 11(a)(ii); and

(2) each holder of a Common Right (except as otherwise provided herein, including Section 7(e) hereof) shall thereafter have the right to receive, upon exercise of such Common Right at the then-current and applicable Common Right Purchase Price in accordance with the terms of this Agreement, in lieu of the number of Units of Company Series B Preferred Stock for which such Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (whether or not such Right was then exercisable), such number of shares of Company Common Stock as shall equal the result obtained by:

(A) multiplying the then-current Common Right Purchase Price by the number of Units of Company Series B Preferred Stock for which such Common Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (whether or not such Common Right was then exercisable) (such product thereafter being, for all purposes of this Agreement, other than Section 13 hereof, the “Common Right Purchase Price”), and

(B) dividing that product by one-half of the current market price (determined pursuant to Section 11(d) hereof) per share of Company Common Stock on the date of such first occurrence

(such shares of Company Common Stock being the “Company Common Stock Adjustment Shares” and, together with the Company Series A Preferred Stock Adjustment Shares, the “Adjustment Shares”); provided, however, that the Company Common Stock Purchase Price and the number of shares of Company Common Stock so receivable upon exercise of a Common Right shall, following the Section 11(a)(ii) Event, be subject to further adjustment as appropriate in accordance with this Section 11. From and after the occurrence of a Section 13 Event, any Common Rights that have not theretofore been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in connection with Section 13 and not pursuant to this Section 11(a)(ii).

(iii) The Company may at its option substitute for a share of Company Common Stock issuable upon the exercise of Common Rights in accordance with the foregoing subparagraph (ii), Units of Company Series B Preferred Stock having a current market price (as determined by Section 11(d) hereof) equal to the current market price of a share of Company Common Stock on the date of the issuance of such Units. In the event that the number of shares of Company Common Stock or Company Series A Preferred Stock (or, if the Company shall have determined to substitute Units of Company Series B Preferred Stock for shares of Company Common Stock pursuant to the preceding sentence, Units of Company Series B Preferred Stock) which are authorized by the Company’s Certificate of Incorporation, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), then the Company shall, to the extent permitted by applicable law:

(A) determine the excess of (1) the value of the applicable Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the applicable Purchase Price (such excess being the “Spread”), and

(B) with respect to each Right (other than Rights which have become void pursuant to Section 7(e)), make adequate provision to substitute, in whole or in part, for such Adjustment Shares, upon exercise of a Right and payment of the applicable Purchase Price (as may be reduced as provided below in this subparagraph (iii)), (1) cash, (2) a reduction in the applicable Purchase Price, (3) with respect to Common Rights, Units of Company Series B Preferred Stock or other equity securities of the Company (including shares, or units of shares, of preferred stock (such other shares being “common stock equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value which, when added to the value of the shares of Company Common Stock or Company Series A Preferred Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors, after receiving advice from a nationally recognized investment banking firm;

provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (such thirty day period, as it may be extended hereunder, being referred to herein as the “Substitution Period,” and the later of (x) and (y) being referred to herein as the “Section 11(a)(iii) Trigger Date”), then, subject to Section 24 hereof, the Company shall be obligated (to the extent permitted by applicable law) to deliver, upon the surrender for exercise of a Right and without requiring payment of the applicable Purchase Price, with respect to Preferred A Rights, shares of Company Series A Preferred Stock (to the extent available), or, with respect to Common Rights, Units of Company Series B Preferred Stock (to the extent available) and then, if necessary, shares (or fractions of shares, at the discretion of the Board of Directors) of Company Common Stock, and in the case of either Preferred A Rights or Common Rights, cash, or a combination thereof, which shares of Company Series A Preferred Stock, Units of Company Series B Preferred Stock or shares (or fractions of shares) of Company Common Stock and/or cash shall have an aggregate value equal to the Spread. If the Board of Directors determines that it is likely that sufficient additional shares of Company Series A Preferred Stock, Units of Company Series B Preferred Stock or shares of Company Common Stock could be authorized for issuance upon exercise in full of the Rights, then the Substitution Period may be extended to the extent necessary, but not more than ninety days after the Section 11(a)(iii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional Units or shares.

To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Common Rights or Preferred A Rights, as the case may be, and (y) may suspend the exercisability of such Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or Units and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time such suspension is no longer in effect.

For purposes of this Section 11(a)(iii), the value of a share of Company Series A Preferred Stock, Unit of Company Series B Preferred Stock or share of Company Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Company Series A Preferred Stock, Unit of Company Series B Preferred Stock or share of Company Common Stock, as the case may be, on the Section 11(a)(iii) Trigger Date and the value of any common stock equivalent shall be deemed to have the same value as a Unit of Company Series B Preferred Stock on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock or any series of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) shares of Preferred Stock (or shares having substantially the same rights, privileges and preferences as shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section l1(d) hereof) per share of such Preferred Stock on such record date, the Purchase Price for the applicable Rights to be in effect after such record date shall be determined by multiplying:

(i) the Purchase Price for the applicable Rights in effect immediately prior to such record date, by

(ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of such Preferred Stock outstanding on such record date, plus the number of shares of such Preferred Stock which the aggregate offering price of the total number of shares of such Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and (B) the denominator of which shall be the number of shares of such Preferred Stock outstanding on such record date, plus the number of additional shares of such Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Shares of Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of Units or shares of Preferred Stock or any series of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend paid out of funds legally available therefor), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price for the applicable Rights to be in effect after such record date shall be determined by multiplying:

(i) the Purchase Price for the applicable Rights in effect immediately prior to such record date, by

(ii) a fraction, (A) the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of such Preferred Stock on such record date, less the fair market value (as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants distributable in respect of a share of such Preferred Stock and (B) the denominator of which shall be such current market price per share of such Preferred Stock.

Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) For the purpose of any computation hereunder:

(i) The “current market price” per share of Company Common Stock or Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the thirty consecutive Trading Days immediately prior to such date; provided, however, if prior to the expiration of such requisite thirty Trading Day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such shares, and the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, as the case may be, shall not have occurred prior to the commencement of the requisite thirty Trading Day period, then, and in each such case, the “current market price” shall be properly adjusted to take into account such event. The closing price for each day shall be:

(x) the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading, or

(y) if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) or such other system then in use, or

(z) if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors.

If on any such date no market maker is making a market in such shares, or if such shares are not publicly held or so listed or traded, “current market price” per share shall mean the fair value per share as determined by the Board of Directors, whose determination shall be conclusive for all purposes. The term “Trading Day” shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

(ii) The “current market price” per share of Company Series B Preferred Stock shall be determined in the same manner as set forth for Company Common Stock in clause (i) of this Section 11(d) (other than the penultimate sentence thereof). If the current market price per share of Company Series B Preferred Stock cannot be determined in the manner provided above or if the Company Series B Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current market price” per share of Company Series B Preferred Stock shall be conclusively deemed to be an amount equal to (A) 1,000 (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to Company Common Stock occurring after the date of this Agreement) multiplied by (B) the current market price per share of Company Common Stock. If neither Company Common Stock nor Company Series B Preferred Stock is publicly held or so listed or traded, “current market price” per share of the Company Series B Preferred Stock shall mean the fair value per share as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the “current market price” of a Unit of Company Series B Preferred Stock shall be equal to (A) the current market price of one share of Company Series B Preferred Stock divided by (B) 1,000.

(iii) For all purposes of this Agreement, the “current market price” per share of Company Series A Preferred Stock shall be conclusively deemed to be an amount equal to (A) 100 (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to Company Common Stock occurring after the date of this Agreement) multiplied by (B) the current market price per share of Company Common Stock.

(e) Anything herein to the contrary notwithstanding, no adjustment in the either the Common Right Purchase Price or the Series A Right Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the said Purchase Prices; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment and (ii) the Expiration Date.

(f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units or shares of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units or shares of Preferred Stock (calculated to the nearest one ten-thousandth of a Unit or to the nearest one-millionth of a share) obtained by (i) multiplying (x) the number of Units or shares of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of a Purchase Price, to adjust the number of applicable Rights, in lieu of any adjustment in the number of Units or shares of Preferred Stock that may be acquired upon the exercise of such a Right. Each of such Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units or shares of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each such Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing (x) the Purchase Price for such Right in effect immediately prior to adjustment of the Purchase Price by the (y) Purchase Price for such Right in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of applicable Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Units or shares of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit or share and the number of Units or shares of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing a Purchase Price below the par or stated value, if any, of the number of Units or shares of Preferred Stock or other shares of capital stock issuable upon exercise of the applicable Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and nonassessable number of Units or shares of Preferred Stock or other shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in a Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any applicable Right exercised after such record date of that number of Units or shares of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units or shares of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in a Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of any series of Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

(n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a wholly owned Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a wholly owned Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets, cash flow or earning power aggregating more than one-half of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its wholly owned Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if:

(x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or

(y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the Person which constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have distributed or otherwise transferred to its stockholders or other persons holding an equity interest in such Person Rights previously owned by such Person or any of its Affiliates and Associates.

(o) After the Distribution Date, the Company shall not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide the outstanding shares of Company Common Stock or (iii) combine the outstanding shares of Company Common Stock into a smaller number of shares, the number of Rights associated with each share of Company Common Stock then outstanding, or issued or delivered thereafter prior to the Distribution Date or in accordance with Section 22 hereof, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Company Common Stock following any such event shall equal the result obtained by multiplying:

(x) the number of Rights associated with each share of Company Common Stock immediately prior to such event, by

(y) a fraction, (A) the numerator of which shall be the total number of shares of Company Common Stock outstanding immediately prior to the occurrence of the event and (B) the denominator of which shall be the total number of shares of Company Common Stock outstanding immediately following the occurrence of such event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Company Common Stock, a copy of such certificate, and

(c) mail or make available a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Company Common Stock) in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event that, following the first occurrence of a Section 11(a)(ii) Event, directly or indirectly:

(x) the Company shall consolidate with, or merge with and into, any other Person (other than a wholly owned Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

(y) any Person (other than a wholly owned Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, or any Person or Persons (other than a wholly owned Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consummate a share exchange with the Company, and, in connection with such consolidation, merger or share exchange, all or part of the outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or

(z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its wholly owned Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), in one or more transactions, assets, cash flow or earning power aggregating one-half or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole)

(any such event being a “Section 13 Event”), then, and in each such case, and except as contemplated by Section 13(f) hereof, proper provision shall be made so that:

(i) each holder of a Right (other than Rights which have become void as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof at the then-current applicable Purchase Price, in accordance with this Agreement and in lieu of Units or shares of the applicable Preferred Stock or shares of Company Common Stock, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, which shares shall not be subject to any liens, encumbrances, rights of call or first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by:

(A) multiplying (x) the then-current applicable Purchase Price by (y) the number of Units or shares of the applicable Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying (x) the number of such Units or shares of the applicable Preferred Stock for which a Right was exercisable hereunder immediately prior to such first occurrence of a Section 11(a)(ii) Event by (y) the Purchase Price for such Right in effect immediately prior to such first occurrence), and

(B) dividing that product (which, following the first occurrence of a Section 13 Event, shall be the “Common Right Purchase Price” or the “Preferred A Right Purchase Price” for all purposes of this Agreement) by either (1) one-half, in the case of Common Rights, or (2) the product of one-half multiplied by 100, in the case of Preferred A Rights, of the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event;

provided, however, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such Section 13 Event;

(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

(iii) the term “Company” shall thereafter be deemed to refer to such Principal Party in all respects, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

(iv) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights;

(v) such Principal Party shall take such steps as may be necessary to assure that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and

(vi) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 Event.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person that is the issuer of any securities into which shares of Company Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current market price (determined pursuant to Section 11(d) hereof) and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the largest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets, cash flow or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof);

provided, however, that in any such case:

(1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act (“Registered Common Stock”) or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, “Principal Party” shall refer to such other Person;

(2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, “Principal Party” shall refer to the ultimate parent entity of such first-mentioned Person;

(3) if such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, “Principal Party” shall refer to whichever of such Persons is the issuer of the Registered Common Stock having the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

(4) if such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

(c) The Company shall not consummate any such consolidation, merger, share exchange, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that the Principal Party, as soon as practicable after the date of such Section 13 Event, at its own expense, shall:

(i) (A) file on an appropriate form a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (B) use its best efforts to cause such registration statement to become effective as soon as practicable after filing and remain effective (and to include a prospectus complying with the requirements of the Securities Act) until the Expiration Date, and (C) take all such action as may be required to enable the Principal Party to issue the securities purchasable upon exercise of the Rights and to assure that any acquisition of such securities upon the exercise of the Rights complies with any applicable state securities or “blue sky” laws, including but not limited to the registration or qualification of such securities under all requisite securities and “blue sky” laws of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or common stock equivalents of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or common stock equivalents of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur, any Rights which theretofore have not been exercised pursuant to Section 11(a)(ii) shall thereafter be exercisable only in the manner and for the securities described in Section 13(a).

(f) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if:

(i) such transaction is consummated with a Person or Persons who acquired shares of Company Common Stock pursuant to a Qualified Offer (or a wholly owned subsidiary of any such Person or Persons),

(ii) the price per share of Company Common Stock offered in such transaction is not less than the price per share of Company Common Stock paid to all holders of shares of Company Common Stock whose shares were purchased pursuant to such Qualified Offer and

(iii) the form of consideration being offered to the remaining holders of shares of Company Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Qualified Offer.

Upon consummation of any such transaction contemplated by this Section 13(f), all Rights hereunder shall expire.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of issuing such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Common Right shall be the closing price of the Common Rights for the Trading Day immediately prior to the date on which such fractional Common Rights would have been otherwise issuable. The closing price of the Common Rights for any day shall be:

(x) the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Rights are listed or admitted to trading, or

(y) if the Common Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or

(z) if on any such date the Common Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Rights selected by the Board of Directors.

If on any such date no such market maker is making a market in the Common Rights, and in any event with respect to the Series A Rights, the fair value of the Rights on such date as determined by the Board of Directors shall be used and such determination shall be conclusive for all purposes.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions of Series B Preferred Stock which are integral multiples of one one-thousandth of a share of Series B Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence such fractional shares of Preferred Stock (other than fractions of Series B Preferred Stock which are integral multiples of one one-thousandth of a share of Series B Preferred Stock); provided, however, that in lieu of fractions of shares of Series B Preferred Stock which are integral multiples of one one-thousandth of a share of Series B Preferred Stock, the Company may provide for the issuance of depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided, further, however, that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of such fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Series B Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market price of a share of the applicable Preferred Stock on the day of exercise, determined in accordance with Section 11(d) hereof.

(c) The Company shall not be required to issue fractions of shares of Company Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Company Common Stock. In lieu of such fractional shares of Company Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Company Common Stock. For purposes of this Section 14(c), the current market value of one share of Company Common Stock shall be the closing price per share of Company Common Stock (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of certificates representing shares of Company Common Stock or Company Series A Preferred Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, of a certificate representing shares of Company Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of a certificate representing shares of Company Common Stock or Company Series A Preferred Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date or, in the case of the Series A Rights, the Expiration Date, the Rights will be transferable only in connection with the transfer of the underlying Company Common Stock or Company Series A Preferred Stock, as the case may be;

(b) after the Distribution Date, the Common Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Company Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Company Stock certificate made by any Person other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof. This Section 17 shall also apply to holders, as such, of Rights prior to the issuance of Rights Certificates.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its counsel, incurred in connection with the execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder, including the reasonable costs and expenses of defending against a claim of liability hereunder.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stockholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of current market price) be proved or established by the Company prior to taking or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be responsible for the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken, or omitted to be taken by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed, not signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days’ prior notice in writing mailed to the Company and to each transfer agent for the Company Common Stock or Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Company Common Stock or Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any state of the United States in good standing, shall be authorized under applicable laws to exercise corporate trust or stock transfer or stockholder service powers and shall be subject to supervision or examination by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Company Common Stock or Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates.

In addition, in connection with the issuance or sale of shares by the Company of Company Common Stock or Company Series A Preferred Stock following the Distribution Date (other than upon exercise of a Right) and prior to the Expiration Date, the Company (a) shall, with respect to shares of Company Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of any other securities hereinafter issued by the Company and in existence as of the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of the applicable Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Rights Certificate if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) The Company may, at its option, by action of the Board of Directors, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date) or (ii) the Final Expiration Date, redeem all but not less than all of the then-outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being the “Redemption Price”). The Company may, at its option, by action of the Board of Directors, pay the Redemption Price either in shares of Company Common Stock (based on the current market price, as defined in Section 11(d) hereof, of the shares of Company Common Stock at the time of redemption) or cash or any other form of consideration deemed appropriate by the Board of Directors and the redemption of the Rights shall be effective at such time and on the basis and with such conditions as the Board of Directors may in its sole discretion establish. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption has expired.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights as provided in Section 23(a) above (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly give notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Company Common Stock, provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(c) The Company may, at its option, discharge all of its obligations with respect to any redemption of the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement, and (ii) mailing payment of the Redemption Price to the registered holders of the Rights as their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Company Common Stock, and upon such action, all outstanding Rights and Rights Certificates shall be null and void without any further action by the Company.

(d) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner, other than that specifically set forth in this Section 23 or in Section 24 hereof and other than in connection with the purchase or repurchase by any of them of Company Common Stock or Company Series A Preferred Stock prior to the Distribution Date.

Section 24. Exchange.

(a) The Company, upon resolution of the Board of Directors, may, at its option, at any time after the first occurrence of a Section 11(a)(ii) Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(e) hereof) for either shares of Company Series A Preferred Stock, in the case of Preferred A Rights, or Units of Company Series B Preferred Stock or shares of Company Common Stock, in the case of Common Rights, in either case at the election of the Board of Directors (such shares of Company Series A Preferred Stock, Units of Company Series B Preferred Stock or shares of Company Common Stock, as applicable, the “Exchange Securities”), at an exchange ratio of one Exchange Security per Right, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Company Common Stock aggregating one-half or more of the shares of Company Common Stock then outstanding. From and after the occurrence of a Section 13 Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).

The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Without limiting the generality of the foregoing, prior to effecting such an exchange, the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board of Directors) of the Exchange Securities issuable pursuant to the exchange, and all or some (as designated by the Board of Directors) Persons entitled to receive Exchange Securities pursuant to the exchange shall be entitled to receive such Exchange Securities (and any dividends or distributions made thereon after the date on which such Exchange Securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

Prior to effecting an exchange pursuant to this Section 24(a) and registering Exchange Securities in any Person’s name, including any nominee or transferee of a Person, the Company may implement such procedures as it deems appropriate to minimize the possibility that any Exchange Securities issuable pursuant to this Section 24(a) are received by Persons whose Rights are null and void pursuant to Section 7(e) hereof. Without limiting the generality of the foregoing, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are so null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) hereof and not transferable or exercisable or exchangeable in connection herewith.

Any Exchange Securities issued at the direction of the Board of Directors in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock, shares of Company Series A Preferred Stock or Units of Company Series B Preferred Stock (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the Exchange Securities so issued. Approval by the Board of Directors of the exchange shall constitute a determination by the Board of Directors that such consideration is adequate.

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Exchange Securities equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly provide public notice of any such exchange; provided, however, that the failure to give or any defect in such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Exchange Securities for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) In the event that the number of Exchange Securities that are authorized by the Company’s Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, then the Company, at the election of the Board of Directors, shall take all such action as may be necessary to authorize additional Exchange Securities for issuance upon exchange of the Rights or shall make adequate provision to substitute, in whole or in part, (1) cash, (2) other equity securities of the Company, (3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing having an aggregate value for each Right to be exchanged equal to the per share market price of one Exchange Security (determined pursuant to Section 11(d) hereof) as of the date of a Section 11(a)(ii) Event, where such aggregate value has been determined by the Board of Directors. To the extent that the Company determines that action must be taken pursuant to the foregoing clauses of this Section 24(c), the Board of Directors may suspend the exercisability of the Rights for a period of up to sixty days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional Exchange Securities and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof.

(d) The Company shall not be required to issue fractions of Exchange Securities or to distribute certificates which evidence fractional Exchange Securities. In lieu of issuing fractional Exchange Securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market price (determined pursuant to Section 11(d) hereof) of one Exchange Security on the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date:

(i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend paid out of funds legally available therefor),

(ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options,

(iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock),

(iv) to effect any consolidation or merger into or with any other Person (other than a wholly owned Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than one-half of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its wholly owned Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or

(v) to effect the liquidation, dissolution or winding up of the Company,

then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier; provided, however, no such notice shall be required pursuant to this Section 25, if any wholly owned Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets, cash flow or earnings power to, any other wholly owned Subsidiary of the Company.

(b) In case any Triggering Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, as the case may be, and (ii) all references in the preceding paragraph (a) to Preferred Stock shall be deemed thereafter to refer also to Company Common Stock and/or, if appropriate, other securities of the Company.

Section 26. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or sent or delivered, if to the Company, at its address at:

LendingClub Corporation

595 Market Street, Suite 200

San Francisco, CA 94105

Attention: Brandon Pace, Corporate Secretary

and if to the Rights Agent, at its address at:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue, Brooklyn

New York City, New York 11219

United States

Attention: Ted Wiener

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Company Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing Rights or shares of Company Common Stock. From and after the Distribution Date, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order:

(i) to cure any ambiguity,

(ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, including any change to satisfy any applicable law, rule or regulation, including any trading regulation on any applicable exchange so as to allow trading of the Company’s securities thereon,

(iii) to shorten or lengthen any time period hereunder, or

(iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person);

provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) subject to Section 31 hereof, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Associate or Affiliate of an Acquiring Person).

Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Company Common Stock.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board of Directors, etc. Except as otherwise specifically provided herein, the Board of Directors (acting through the Independent Directors to the extent so specified herein or as the Board of Directors shall otherwise determine) shall have the exclusive power and authority, acting in its sole discretion, to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination whether to redeem or not redeem the rights or to amend this Agreement and whether any proposed amendment adversely affects the interest of the holders of Rights Certificates). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors (or the Independent Directors, as the case may be) shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors (or the Independent Directors, as the case may be) or any member thereof to any liability to the holders of the Rights.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock and Company Series A Preferred Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock and Company Series A Preferred Stock).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be redeemable, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors.

Section 32. Governing Law; Jurisdiction.

(a) This Agreement, each Right and each Rights Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in such State, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) (i) THE COMPANY AND EACH HOLDER OF RIGHTS HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IF SUCH COURT SHALL LACK SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. The Company and each holder of Rights acknowledge that the forum designated by this paragraph (b) has a reasonable relation to this Agreement, and to such Persons’ relationship with one another.

(ii) The Company and each holder of Rights hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in paragraph (b)(i). The Company and each holder of Rights undertake not to commence any action subject to this Agreement in any forum other than the forum described in this paragraph (b). The Company and each holder of Rights agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon such Persons.

Section 33. Counterparts. This Agreement may be executed in any number of original or facsimile or other recorded electronic form counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Section 34. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest. The Rights Agent shall provide the Company prompt notice as soon as practicable in the event that any such delay or failure in performance occurs and keep the Company apprised of developments and mitigation effort with respect thereto.

Section 35. Process to Seek Exemption. Any Person who desires to effect any acquisition of securities that would, if consummated, result in such Person being an Acquiring Person may, prior to the Stock Acquisition Date, request that the Company grant an exemption under this Agreement with respect to such acquisition. The Company, by action of the Independent Directors, shall respond to or make a determination whether to grant an exemption as promptly as practicable after receipt of written request therefor; provided, however, that such response may be a request to clarify or provide information with respect to the received request, and that the failure of the Company to make a request or determination shall not be deemed to constitute a grant of such exemption. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions as the Company shall determine necessary, desirable or appropriate.

Section 36. Descriptive Headings; Interpretation.

(a) The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

LendingClub Corporation

By:	/s/ Scott Sanborn

Name:	Scott Sanborn

Title:	Chief Executive Officer

American Stock Transfer & Trust Company, LLC

By:	/s/ Michael A. Nespoli

Name:	Michael A. Nespoli

Title:	Executive Director

EXHIBIT A-1

TO TEMPORARY BANK CHARTER PROTECTION AGREEMENT

FORM OF COMMON RIGHTS CERTIFICATE

Certificate No. ______	Common Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

Rights Certificate

LENDINGCLUB CORPORATION

This certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Temporary Bank Charter Protection Agreement dated as of February 18, 2020, as amended from time to time (the “Agreement”) (terms defined therein being used herein with the same meaning unless otherwise defined herein), between LendingClub Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (which term shall include any successor Rights Agent under the Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date, at the office of the Rights Agent, one one-thousandth of a fully paid and nonassessable share of Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of the Company at the Purchase Price initially of $48.00 per one one-thousandth share of Series B Preferred Stock (each such one one-thousandth of a share being a “Unit”), upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number and kind of shares which may be purchased upon exercise thereof) and the Purchase Price per Unit set forth above, are the number and Purchase Price as of February 18, 2020, based on the Series B Preferred Stock as constituted at such date.

Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or (ii) under certain circumstances described in the Agreement, a direct or indirect transferee of any such Acquiring Person, Associate or Affiliate, including a transferee of any person who, after such transfer, becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

In certain circumstances described in the Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive common stock, cash or other assets, all as provided in the Agreement.

As provided in the Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including a Triggering Event.

This Rights Certificate is subject to all of the terms and conditions of the Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Agreement. Copies of the Agreement are on file at the principal offices of the Company and of the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $.001 per Right (as such amount may be adjusted pursuant to the Agreement). In addition, subject to the provisions of the Agreement, the Rights may be exchanged, in whole or in part, for Units of Series B Preferred Stock or shares of the Common Stock of the Company. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Series B Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Series B Preferred Stock, which may, at the election of the Company be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends of subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company. Dated as of ____________

LENDINGCLUB CORPORATION

By:
Name:
Title: President

By:
Name:
Title: Secretary

Countersigned:

American Stock Transfer & Trust Company, LLC

as Rights Agent

By:
Name:
Title:

(Form of Reverse Side of Common Rights Certificate)

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto: ______________________________________________________________ ____________________________________ (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________ __, ____

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes in (1) and (2) that:

(1) this Rights Certificate [    ] is [    ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________ __, ____

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Agreement) and such assignment will not be honored.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise

Rights represented by the Rights Certificate.)

To: LENDINGCLUB CORPORATION

The undersigned hereby irrevocably elects to exercise                                  Rights represented by this Rights Certificate to purchase the Units of Series B Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Rights) and requests that certificates for such Units (or such other securities) be issued in the name of and delivered to:                                          (Please print name and address)

(Please insert social security or other identifying number).

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:                                                                                                                (Please print name and address)                                                                                                (Please insert social security or other identifying number).

Dated:	,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes in (1) and (2) that:

(1) the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or an Associate thereof (as such terms are defined in the Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated: ,

Signature

Signature Guaranteed:

NOTICE

The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Agreement) and the election to purchase will not be honored.

EXHIBIT A-2

TO TEMPORARY BANK CHARTER PROTECTION AGREEMENT

FORM OF PREFERRED A RIGHTS CERTIFICATE

Certificate No.	Preferred A Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

TRANSFERS AND ASSIGNMENTS OF THE RIGHTS ARE LIMITED BY THE TERMS OF THE AGREEMENT AND THE SHARE EXCHANGE AGREEMENT (AS DEFINED IN THE AGREEMENT). PURPORTED TRANSFERS NOT IN COMPLIANCE THEREWITH ARE VOID.

Rights Certificate

LENDINGCLUB CORPORATION

This certifies that                                 , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Temporary Bank Charter Protection Agreement dated as of February 18, 2020, as amended from time to time (the “Agreement”) (terms defined therein being used herein with the same meaning unless otherwise defined herein), between LendingClub Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (which term shall include any successor Rights Agent under the Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date, at the office of the Rights Agent, one of a fully paid and nonassessable share of Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), of the Company at the Purchase Price initially of $4,800.00 per share of Series A Preferred Stock, upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number and kind of shares which may be purchased upon exercise thereof) and the Purchase Price per share set forth above, are the number and Purchase Price as of February 18, 2020, based on the Series A Preferred Stock as constituted at such date.

Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or (ii) under certain circumstances described in the Agreement, a direct or indirect transferee of any such Acquiring Person, Associate or Affiliate, including a transferee of any person who, after such transfer, becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

In certain circumstances described in the Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive common stock, cash or other assets, all as provided in the Agreement.

As provided in the Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including a Triggering Event.

This Rights Certificate is subject to all of the terms and conditions of the Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Agreement. Copies of the Agreement are on file at the principal offices of the Company and of the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $.001 per Right (as such amount may be adjusted pursuant to the Agreement). In addition, subject to the provisions of the Agreement, the Rights may be exchanged, in whole or in part, for shares of Series A Preferred Stock of the Company. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Series A Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends of subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company. Dated as of

LENDINGCLUB CORPORATION

By:
Name:
Title: President

By:
Name:
Title: Secretary

Countersigned:

American Stock Transfer & Trust Company, LLC

as Rights Agent

By:
Name:
Title:

(Form of Reverse Side of Preferred A Rights Certificate)

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate in compliance with the Agreement and the Exchange Agreement.)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto: ______________________________________________________________ ____________________________________ (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:                          ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes in (1), (2) and that:

(1) this Rights Certificate [    ] is [    ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

The undersigned hereby also certifies that this assignment is being made with and to the same assignee as the share of Series A Preferred Stock in connection with which this Right was issued and otherwise in compliance with the terms and conditions of the Agreement and the Exchange Agreement.

Dated: ,

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Agreement) and the assignment will not be honored.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise Rights represented by the Rights Certificate.)

To: LENDINGCLUB CORPORATION

The undersigned hereby irrevocably elects to exercise                                        Rights represented by this Rights Certificate to purchase the shares of Series A Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or such other securities) be issued in the name of and delivered to:                                                       (Please print name and address)

(Please insert social security or other identifying number).

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to: _______________________________________________________________ (Please print name and address) ______________________________________ (Please insert social security or other identifying number).

Dated: ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes in (1) and (2) that:

(1) the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or an Associate thereof (as such terms are defined in the Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated: ,

Signature

Signature Guaranteed:

NOTICE

The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.

In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Agreement) and the election to purchase will not be honored.

EXHIBIT B

TO TEMORARY BANK CHARTER PROTECTION AGREEMENT

UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE TEMPORARY

BANK CHARTER PROTECTION AGREEMENT, RIGHTS BENEFICIALLY

OWNED BY ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING

PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH

TERMS ARE DEFINED IN THE TEMPORARY BANK CHARTER

PROTECTION AGREEMENT), WHETHER CURRENTLY HELD BY OR ON

BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY

BECOME NULL AND VOID.

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

Effective February 18, 2020, the Board of Directors of LendingClub Corporation (the “Company”) (i) authorized and declared a dividend of (x) one right (a “Common Right”) for each outstanding share of Company Common Stock and (y) one right (a “Preferred A Right” and, together with the Common Rights, the “Rights”) for each outstanding share of Company Series A Preferred Stock, in each case to stockholders of record at the close of business on March 19, 2020 (the “Record Date”), and (ii) authorized the issuance of one Common Right or one Preferred A Right (as such number may be adjusted pursuant to the Protection Agreement (as defined below)) for each share of Company Common Stock or Company Series A Preferred Stock, respectively, issued between the Record Date and the earlier of the Distribution Date and the Expiration Date and, in some cases, through the Expiration Date (such terms, in addition to other capitalized terms herein, as defined in the Protection Agreement).

Each Common Right entitles the registered holder, subject to the terms of the Protection Agreement, to purchase from the Company one one-thousandth of a share (a “Unit”) of Company Series B Preferred Stock at a purchase price of $48.00 per Unit, subject to adjustment. Each Preferred A Right entitles the registered holder, subject to the terms of the Protection Agreement, to purchase from the Company one share of Company Series A Preferred Stock at a purchase price of $4,800.00 per share, subject to adjustment. The purchase price is payable in cash or by certified or bank check or money order payable to the order of the Company.

The terms of the Rights are set forth in a Temporary Bank Charter Protection Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of February 18, 2020, as amended from time to time (the “Protection Agreement”). Copies of the Protection Agreement, the Certificate of Designations for the Company Series B Preferred Stock and the Certificate of Designations for the Company Series A Preferred Stock have been filed with the Securities and Exchange Commission as exhibits to a Current Report Form 8-K on or about February 19, 2020. This summary description of the Rights and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Protection Agreement and the Certificates of Designations, including the definitions therein of certain terms, which Protection Agreement and Certificates of Designations are incorporated herein by reference.

The Protection Agreement

Distribution Date. Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock and Company Series A Preferred Stock, and no separate Rights Certificates will be distributed. Subject to the provisions of the Protection Agreement, the Common Rights may separate from the Company Common Stock upon the Distributions Date. The “Distribution Date” will occur upon the earlier of (i) ten business days following a public announcement (the date of such announcement being the “Stock Acquisition Date”) (or, if the tenth business day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) that a Person, acting directly or indirectly or through or in concert with one or more Persons, has acquired control over securities representing either (x) either (1) from and after the first public announcement by the Company of the closing of the Exchange pursuant to (and as defined in) the Exchange Agreement (the “Exchange”), 10% or more, or (2) until such announcement, 7.5% or more (or more than 15% for some Persons as specified in the Protection Agreement) of any class of Voting Securities of the Company or (y) 25% or more of the total equity of the Company (such Person an “Acquiring Person”), and (ii) ten business days (or such later date as may be determined by action of the Board of Directors) following the commencement of a tender offer or exchange offer that would result in a Person becoming an Acquiring Person. Any determinations under the definition of Acquiring Person shall be made by the Board of Directors and in a manner consistent with the provisions of Regulation Y and the published interpretations of the Board of Governors of the Federal Reserve System and the published rulings and opinions of the staff of the Board of Governors of the Federal Reserve System thereunder.

Until the Distribution Date, the Rights will be evidenced by Company Common Stock and Company Series A Preferred Stock certificates and will be transferred with and only with such Company Common Stock and Company Series A Preferred Stock certificates. Until the Distribution Date or, in the case of Company Series A Preferred Stock, the Expiration Date, the surrender for transfer of any certificates representing outstanding Company Common Stock or outstanding Company Series A Preferred Stock will also constitute the transfer of the Rights associated with the Company Common Stock or Company Series A Preferred Stock represented by such certificates.

An “Acquiring Person” does not include certain Persons specified in the Protection Agreement.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on the eighteen-month anniversary of the Protection Agreement or if earlier at the time of consummation of the Relevant Transaction or under certain circumstances in connection with a transaction pursuant to a Qualified Offer, unless earlier redeemed or exchanged by the Company as described below. Under certain circumstances, as provided in the Protection Agreement, the exercisability of the Rights may be suspended.

Interests in certain Derivatives Contracts and other rights are treated as Beneficial Ownership of the number of shares of Company Common Stock equivalent to the economic exposure created by the derivative position or right. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Protection Agreement are excepted from such imputed Beneficial Ownership.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock and Company Series A Preferred Stock as of the close of business on the Distribution Date (and to each initial holder of certain shares of Company Common Stock and Company Series A Preferred Stock issued after the Distribution Date) and, thereafter, the separate Rights Certificates alone will represent the Rights, provided, that the Company may choose to issue Rights in book-entry form.

Flip-In. If a Person becomes an Acquiring Person, then each holder of a Common Right will thereafter have the right to receive, upon exercise, shares of Company Common Stock or, at the option of the Company, shares of Company Series B Preferred Stock, and each holder of a Series A Right will thereafter have the right to receive, upon exercise, shares of Series A Preferred Stock (or, in each case, in certain circumstances, cash, property or other securities of the Company) having a market price (determined as provided in the Protection Agreement) equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Protection Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof (or certain transferees of any thereof) will be null and void.

Flip-Over. If, at any time following the date that any Person becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any Person merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of the Company or any other Person or (iii) one-half or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Redemption. At any time until ten business days following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, until ten business days following the Record Date), the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment in certain events) payable, at the election of the Board of Directors, in cash, shares of Company Common Stock or other consideration deemed appropriate by the Board of Directors. Immediately upon the action of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Exchange. The Company may, at any time after which a Person becomes an Acquiring Person, until the time specified in the Protection Agreement, exchange all or part of the then-outstanding and exercisable Rights (other than Rights that shall have become null and void) for Units or shares of Preferred Stock or shares of Company Common Stock pursuant to a one-for-one exchange ratio, subject to adjustment.

No Stockholder Rights; Taxation. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of Rights as set forth above.

Amendment. Any of the provisions of the Protection Agreement may be amended without the approval of the holders of the Rights or Company Common Stock or Company Series A Preferred Stock at any time prior to the Distribution Date. After such date, the provisions of the Protection Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Protection Agreement, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, that no amendment shall be made to lengthen (i) the time period governing redemption at such time as the Rights are not redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

Description of Preferred Stock

The Units of Series B Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable.

Each Unit of Series B Preferred Stock, if issued, will have a minimum preferential quarterly dividend of $0.001 per Unit or any higher per share dividend declared on the Company Common Stock; in the event of liquidation, will have a preferred liquidation payment equal to (a) $0.001 per Unit and (b) the per share amount paid in respect of a share of the Company Common Stock; will have one vote, voting together with the Company Common Stock; and in the event of any merger, consolidation or other transaction in which shares of Company Common Stock are exchanged, will be entitled to receive the per share amount paid in respect of each share of Company Common Stock.

The rights of holders of the Series B Preferred Stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

The Series A Preferred Stock is described in the Form 8-K as filed by the Company on or about February 19, 2020 under “Exchange Agreement” under item 1.01 Entry into Material Definitive Agreement.

EXHIBIT C

TO TEMPORARY BANK CHARTER PROTECTION AGREEMENT

FORM OF

CERTIFICATE OF DESIGNATIONS

OF

PREFERRED STOCK, SERIES B

CERTIFICATE OF DESIGNATIONS

OF

PREFERRED STOCK, SERIES B

PAR VALUE $0.01 PER SHARE

OF

LENDINGCLUB CORPORATION

LENDINGCLUB CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103, 141 and 151 thereof, does hereby certify that:

In accordance with the resolutions of the Board of Directors of the Corporation (the “Board of Directors”) adopted at a meeting duly called and held on February 18, 2020, in accordance with the provisions of the Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Corporation (the “Bylaws”) and applicable law, the Board of Directors adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “Preferred Stock, Series B”.

RESOLVED, that pursuant to the resolutions of the Board of Directors adopted at a meeting duly called and held on February 18, 2020, in accordance with the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation, and the Bylaws, the Board of Directors hereby establishes a series of Preferred Stock, par value $0.01 per share, of the Corporation and fixes and determines the designation, voting rights, preferences, redemption rights, qualifications, privileges, limitations and restrictions and special or relative rights thereof as follows:

Section 1. Designation and Rank. (a) There is hereby created out of the authorized and unissued shares of preferred stock (the “Preferred Stock”) of the Corporation a series of preferred stock designated as the “Preferred Stock, Series B” (hereinafter called the “Series B Preferred Stock”). The maximum number of shares of the Series B Preferred Stock shall be 600,000. The Series B Preferred Stock shall rank pari passu with the common stock of the Corporation (the “Common Stock”), as set forth herein, and junior to any other series of Preferred Stock that is issued by the Corporation from time to time that is not also pari passu with the Common Stock unless so designated in such series of Preferred Stock as to rights upon liquidation, winding up or dissolution of the Corporation and as to rights to dividends; provided, however, that upon liquidation, winding-up or dissolution of the Corporation the Series B Preferred Stock shall have the preference set forth in Section 6(a).

(b) Shares of the Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

(c) The Series B Preferred Stock may be issued in Units or other fractions of a share, which Units or other fractions shall entitle the holder, in proportion to such holder’s Units or other fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

Section 2. Dividends and Distributions.

(a) Payment of Dividends; Certain Adjustments. Each holder of one one-thousandth (1/1,000) of a share (a “Unit”) of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Unit of Series B Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.001 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Preferred Stock.

(b) Anti-Dilution Adjustments. In the event that the Corporation shall at any time after February 18, 2020 (the “Rights Dividend Declaration Date”) (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series B Preferred Stock was entitled immediately prior to such event under clause (i)(b) or clause (ii) of paragraph (a) above shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(c) Dividend Declaration. The Corporation shall declare a dividend or distribution on Units of Series B Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.001 per Unit on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(d) Dividend Accrual. Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of a Unit of Series B Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series B Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all Units of Series B Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

(e) Dividend Priority. The Series B Preferred Stock shall rank junior, with regard to dividends, to any other series of Preferred Stock that is issued by the Corporation from time to time unless so designated in such series of Preferred Stock. The Series B Preferred Stock shall have the same priority, with regard to dividends, as the Common Stock as set forth herein.

Section 3. Certain Voting and Consent Rights. The holders of Units of Series B Preferred Stock shall have the following voting rights:

(a) Voting Rights. Subject to the provision for adjustment hereinafter set forth, each Unit of Series B Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

(b) Anti-Dilution Adjustments. In the event the Corporation shall, at any time after the Rights Declaration Date, (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction (y) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(c) Class Voting. Except as otherwise provided herein, in the Certificate of Incorporation or the Bylaws of the Corporation or as required by law, the holders of Units of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(d) No Special Voting Rights. Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(e) Consent on Certain Amendments. Notwithstanding the foregoing, at any time when any Units of Series B Preferred Stock are outstanding, neither the Certificate of Incorporation of the Corporation nor this Certificate of Designations shall be amended in any manner (including by means of a merger, consolidation or otherwise) which would materially alter or change the powers, preferences or special rights of the Units of Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series B Preferred Stock, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

Section 4. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series B Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged.

(a) Anti-Dilution Adjustments. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 5. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on Units of Series B Preferred Stock as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series B Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of parity stock, except dividends paid ratably on Units of Series B Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

(iv) redeem or purchase or otherwise acquire for consideration any Units of Series B Preferred Stock, or any shares of parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units and shares of parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation, unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

Section 6. Liquidation, Dissolution or Winding Up.

(a) Distribution Restrictions. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock, unless the holders of Units of Series B Preferred Stock (a) shall have received, subject to adjustment as hereinafter provided in paragraph (b), $0.001 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, and (b) thereafter receive the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series B Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series B Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

(b) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series B Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (a) of this Section 6 shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Maturity. The Series B Preferred Stock shall have no maturity date and shall be perpetual.

Section 8. Redemption. The Units of Series B Preferred Stock and shares of Series B Preferred Stock shall not be redeemable at the option of the holder or the Corporation. Notwithstanding the foregoing, nothing contained herein shall prohibit the Corporation from repurchasing or otherwise acquiring Units of Series B Preferred Stock in voluntary transactions with the holders thereof.

Section 9. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

Section 10. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Corporation’s transfer agent for the Series B Preferred Stock may deem and treat the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 11. Other Rights. The shares of Series B Preferred Stock will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as expressly set forth herein or in the Restated Certificate of Incorporation of the Corporation or as provided by applicable law. The holders of the Series B Preferred Stock shall not have any preemptive rights.

Section 12. Certificates. The Corporation may at its option issue shares of Series B Preferred Stock without certificates.

Section 13. Ranking. The Units of Series B Preferred Stock and shares of Series B Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

Section 14. Certain Definitions. As used in this resolution with respect to the Series B Preferred Stock, the following terms shall have the following meanings:

(a) The term “junior stock” (i) as used in Section 5, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series B Preferred Stock has preference or priority as to dividends and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series B Preferred Stock has preference or priority in any liquidation, dissolution or winding up of the Corporation.

(b) The term “parity stock” (i) as used in Section 5, shall mean any class or series of capital stock of the Corporation hereafter authorized or issued ranking pari passu with the Series B Preferred Stock as to dividends and (ii) as used in Section 6, shall mean any class or series of capital stock of the Corporation ranking pari passu with the Series B Preferred Stock in any liquidation, dissolution or winding up.

IN WITNESS WHEREOF, LENDINGCLUB CORPORATION has caused this Certificate to be signed by Scott Sanborn, its Chief Executive Officer, this      day of             , 2020.

LENDINGCLUB CORPORATION

By

C-7